Exhibit 7

POWER OF ATTORNEY

The undersigned, Thierry Lambert, in his capacity as Deputy General Manager of Naturex S.A. (the “Company”), hereby makes, constitutes and appoints Gaëtan Sourceau as the Company’s true and lawful agent and attorney-in-fact, with full power and authority to act hereunder, in his discretion, to execute in the name and on behalf of the Company all documents, certificates, instruments, statements, filings and agreements required to be filed with the United States Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 without limitation, all documents, filings and exhibits required to be filed with the SEC pursuant to Rule 12g3-2(b) promulgated under the Exchange Act and any amendments thereto, or otherwise required to be executed in connection therewith.  This Power of Attorney shall remain in full force and effect until withdrawn in writing by the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 9 day of November 2011.

NATUREX S.A.

By: /s/ Thierry Lambert

Name: Thierry Lambert

Title:   Deputy General Manager